Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2026 SECOND-QUARTER RESULTS
•Company raises 2026 full-year earnings guidance to $9.90–$10.30 per diluted share
•Rail North America's utilization for the combined fleet remains high at 98.0% at quarter end
•Demand for aircraft spare engines remains strong
•Investment volume was $200.5 million in the second quarter and totaled $4.7 billion year to date

CHICAGO, July 30, 2026—GATX Corporation (NYSE: GATX) today reported 2026 second-quarter net income attributable to GATX of $103.4 million, or $2.84 per diluted share, compared to net income attributable to GATX of $75.5 million, or $2.06 per diluted share, in the second quarter of 2025.

Net income attributable to GATX for the first six months of 2026 was $188.9 million, or $5.19 per diluted share, compared to $154.1 million, or $4.21 per diluted share, in the prior year period.

"GATX delivered strong second-quarter results," said Robert C. Lyons, president and chief executive officer of GATX. "At Rail North America, fleet demand remained stable for most car types. Utilization of the combined fleet remained high at 98.0% at quarter end, while the renewal lease rate change of GATX’s Lease Price Index was 16.8% with an average renewal term of 54 months. Also, our second-quarter renewal success rate was strong at 82.6%. Our team has done an outstanding job integrating the Wells Fargo Rail fleet, and we are seeing incremental benefits related to the acquisition, both commercially and operationally. We did experience an abnormally high volume of railcar renewals in sand service during the quarter, including some carried over from the period immediately following the acquisition, which placed pressure on second-quarter LPI. Demand for railcars in the secondary market was very strong, as we continue to see robust interest in GATX assets from a broad and deep buyer universe. We generated $67.7 million of gains on asset dispositions in the quarter, bringing our year-to-date total to $117.5 million.

"At Rail International, GATX Rail Europe's fleet utilization was 95.3% at quarter end, a modest increase from the previous quarter and a very positive outcome given the generally tepid economic conditions across Europe. GATX Rail India's fleet remains fully utilized, reflecting robust demand for railcars in India."

Mr. Lyons added, "Engine Leasing performed well as demand for aircraft spare engines remains strong. Global air passenger traffic trends have remained healthy year to date despite the ongoing conflict in the Middle East. We continue to identify attractive aircraft engine investment opportunities, with the RRPF affiliates investing over $660 million year to date."

Mr. Lyons concluded, "We are increasing our 2026 full-year earnings estimate to be in the range of $9.90 – $10.30 per diluted share. This increase reflects several positive factors: strong operating performance and contributions from each of our segments year to date, favorable supply-demand dynamics that are driving the North American rail market, the pace of integration and positive impacts generated by the Wells Fargo Rail acquisition, and the expectation that our teams across GATX will continue executing at a high level. Combined with disciplined investment in our core markets, we believe we are well-positioned to continue generating attractive growth and returns for our shareholders."

RAIL NORTH AMERICA
Rail North America reported segment profit of $118.5 million in the second quarter of 2026, compared to $96.6 million in the second quarter of 2025. Year to date 2026, Rail North America reported segment profit of $222.4 million, compared to $185.4 million in the same period of 2025. Higher 2026 second-quarter and year-to-date results were driven by higher revenues and higher gains on asset dispositions, partly offset by higher interest, depreciation and maintenance expenses.

As of June 30, 2026, Rail North America’s fleet totaled approximately 201,800 cars, including over 9,100 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.0% at the end of the second quarter of 2026, compared to 98.1% at the end of the prior quarter, driven by the acquisition of the Wells Fargo Rail's fleet, and 99.2% at the end of the second quarter of 2025. During the second quarter of 2026, the renewal lease rate change of the Lease Price Index (LPI) was positive 16.8%, compared to 22.3% in the prior quarter and 24.2% in the second quarter of 2025. The average lease renewal term for all cars included in the LPI during the second quarter of 2026 was 54 months, compared to 56 months in the prior quarter and 60 months in the second quarter of 2025. The 2026 second-quarter renewal success rate was 82.6%, compared to 79.1% in the prior quarter and 84.2% in the second quarter of 2025. Rail North America’s investment volume during the second quarter of 2026 was $147.1 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $31.6 million in the second quarter of 2026, compared to $32.2 million in the second quarter of 2025. Year to date 2026, Rail International reported segment profit of $63.2 million, compared to $57.9 million in the same period of 2025. 2026 second-quarter and year-to-date results were favorably impacted by more railcars on lease, including railcars acquired from DB Cargo in a sale-leaseback transaction, and negatively impacted by higher depreciation and interest expenses.

As of June 30, 2026, GATX Rail Europe’s (GRE) fleet consisted of approximately 36,700 cars. Fleet utilization was 95.3%, compared to 94.7% at the end of the prior quarter and 93.3% at the end of the second quarter of 2025.

As of June 30, 2026, Rail India's fleet consisted of over 12,800 railcars. Fleet utilization was 100.0%, compared to 100.0% at the end of the prior quarter and 99.6% at the end of the second quarter of 2025.

Rail International’s investment volume during the second quarter of 2026 was $45.6 million.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $66.4 million in the second quarter of 2026, compared to segment profit of $27.3 million in the second quarter of 2025. Year to date 2026, segment profit was $101.7 million, compared to segment profit of $65.9 million in the same period of 2025.

Higher 2026 second-quarter and year-to-date results were primarily driven by strong performance at the Rolls-Royce and Partners Finance (RRPF) affiliates. In the second quarter of 2026, both operating and remarketing income at RRPF were higher compared with the same period in 2025.

As of June 30, 2026, RRPF's portfolio, 50% of which is owned by GATX, consisted of 468 aircraft engines.

As of June 30, 2026, GATX Engine Leasing, the Company’s wholly owned engine portfolio, consisted of 46 aircraft engines.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2026 second-quarter results. Call details are as follows:

Thursday, July 30, 2026
11 a.m. Eastern Time
Domestic Dial-In: 1-833-461-5787
International Dial-In: 1-585-542-9983
Access Code: 580 832 623
Replay: The replay will be available at www.gatx.com

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time) on July 30, 2026.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements, except to the extent required by applicable law.

The following factors, in addition to those discussed in our press releases and filings with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including geopolitical tensions or conflicts (such as hostilities in the Middle East), geographic exposure, customer concentrations and energy costs
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•reduced demand for our rail assets resulting from a change in pricing, service offerings, or operating conditions of North American railroads
•competitive factors in our primary markets
•threatened or implemented changes in tariffs or other global trade policies
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases or a significant increase in compliance-based maintenance events
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities, including the recent acquisition of the Wells Fargo fleet
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses

•U.S. and global political conditions and the impact of increased geopolitical tension, civil unrest and armed conflict, including the war with Iran, on domestic and global economic conditions
•potential obsolescence of our assets
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to protect our information technology from cybersecurity threats
•risks posed by artificial intelligence
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events, and other environmental concerns
•risks associated with sustainability concerns
•prolonged inflation or deflation or interest rate increases
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•fluctuations in foreign exchange rates
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures
•risks of a widespread health crisis

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Vice President, Investor Relations and Corporate Communications
312-621-4285
shari.hellerman@gatx.com

(07/30/2026)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2026	2025	2026	2025
Revenues
Lease revenue	$508.4	$368.8	$1,027.1	$728.4
Non-dedicated engine revenue	20.6	20.5	42.7	42.0
Other revenue	51.1	41.2	94.0	81.7
Total Revenues	580.1	430.5	1,163.8	852.1
Expenses
Maintenance expense	151.8	104.5	292.5	208.0
Depreciation expense	166.5	106.9	335.7	210.5
Operating lease expense	7.4	7.1	14.8	14.7
Other operating expense	24.8	16.5	46.6	32.5
Selling, general and administrative expense	69.2	58.2	140.5	114.8
Total Expenses	419.7	293.2	830.1	580.5
Other Income (Expense)
Net gain on asset dispositions	69.7	40.5	120.7	73.9
Interest expense, net	(143.0)	(96.2)	(294.0)	(191.1)
Other income (expense)	12.7	(1.1)	18.9	(3.8)
Income before Income Taxes and Share of Affiliates’ Earnings	99.8	80.5	179.3	150.6
Income taxes	(26.0)	(21.0)	(47.2)	(37.6)
Share of affiliates’ earnings, net of taxes	37.2	16.0	58.0	41.1
Net Income	111.0	75.5	190.1	154.1
Less: Net Income Attributable to Non-Controlling Interest	7.6	—	1.2	—
Net Income Attributable to GATX	$103.4	$75.5	$188.9	$154.1

GATX Share Data
Basic earnings per share	$2.85	$2.07	$5.20	$4.22
Average number of common shares	35.7	35.9	35.7	35.9

Diluted earnings per share	$2.84	$2.06	$5.19	$4.21
Average number of common shares and common share equivalents	35.8	35.9	35.8	36.0

Dividends declared per common share	$0.66	$0.61	$1.32	$1.22

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2026	2025
Assets
Cash and Cash Equivalents	$747.1	$743.0
Restricted Cash	0.1	4,241.9
Receivables
Rent and other receivables	157.4	109.0
Finance leases (as lessor)	191.2	104.2
Less: allowance for losses	(6.2)	(6.0)
	342.4	207.2

Operating Assets and Facilities	19,695.8	15,662.6
Less: allowance for depreciation	(4,426.1)	(4,251.7)
	15,269.7	11,410.9
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	127.5	137.4

Investments in Affiliated Companies	721.9	732.3
Goodwill	123.4	126.3
Other Assets	388.8	400.5
Total Assets	$17,720.9	$17,999.5

Liabilities and Equity
Accounts Payable and Accrued Expenses	$279.2	$318.4
Debt
Borrowings under bank credit facilities	44.0	82.2
Recourse debt	12,289.3	12,451.7
	12,333.3	12,533.9
Lease Obligations (as lessee)
Operating leases	143.8	154.3

Deferred Income Taxes	1,232.3	1,195.7
Other Liabilities	142.4	162.1
Total Liabilities	14,131.0	14,364.4

Total GATX Shareholders’ Equity	2,784.4	2,750.5
Non-Controlling Interest	805.5	884.6
Total Equity	3,589.9	3,635.1
Total Liabilities and Equity	$17,720.9	$17,999.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2026
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$391.0	$100.3	$8.8	$8.3	$508.4
Non-dedicated engine revenue	—	—	20.6	—	20.6
Other revenue	44.0	5.3	—	1.8	51.1
Total Revenues	435.0	105.6	29.4	10.1	580.1
Expenses
Maintenance expense	131.8	19.2	—	0.8	151.8
Depreciation expense	124.0	27.9	10.6	4.0	166.5
Operating lease expense	7.4	—	—	—	7.4
Other operating expense	15.8	4.9	3.0	1.1	24.8
Total Expenses	279.0	52.0	13.6	5.9	350.5
Other Income (Expense)
Net gain on asset dispositions	67.7	2.0	—	—	69.7
Interest expense, net	(103.7)	(23.9)	(12.7)	(2.7)	(143.0)
Other (expense) income	(1.5)	(0.1)	13.7	0.6	12.7
Share of affiliates' pre-tax earnings	—	—	49.6	—	49.6
Segment Profit	$118.5	$31.6	$66.4	$2.1	$218.6
Less:
Selling, general and administrative expense					69.2
Income taxes (includes $12.4 related to affiliates' earnings)					38.4
Net Income					111.0
Less: Net Income Attributable to Non-Controlling Interest					7.6
Net Income Attributable to GATX					$103.4

Selected Data:
Investment volume	$147.1	$45.6	$—	$7.8	$200.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$58.3	$0.8	$—	$—	$59.1
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	9.3	1.2	—	—	10.5
	$67.7	$2.0	$—	$—	$69.7
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$262.8	$89.6	$8.1	$8.3	$368.8
Non-dedicated engine revenue	—	—	20.5	—	20.5
Other revenue	32.9	6.2	—	2.1	41.2
Total Revenues	295.7	95.8	28.6	10.4	430.5
Expenses
Maintenance expense	84.3	18.9	—	1.3	104.5
Depreciation expense	71.7	21.7	9.5	4.0	106.9
Operating lease expense	7.1	—	—	—	7.1
Other operating expense	7.8	4.9	2.9	0.9	16.5
Total Expenses	170.9	45.5	12.4	6.2	235.0
Other Income (Expense)
Net gain on asset dispositions	39.1	1.4	—	—	40.5
Interest expense, net	(64.4)	(20.0)	(11.6)	(0.2)	(96.2)
Other (expense) income	(2.8)	0.5	0.1	1.1	(1.1)
Share of affiliates' pre-tax (losses) earnings	(0.1)	—	22.6	—	22.5
Segment Profit	$96.6	$32.2	$27.3	$5.1	$161.2
Less:
Selling, general and administrative expense					58.2
Income taxes (includes $6.5 related to affiliates' earnings)					27.5
Net Income					75.5
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$75.5

Selected Data:
Investment volume	$132.2	$81.1	$—	$5.7	$219.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$34.1	$—	$—	$—	$34.1
Residual sharing income	0.2	—	—	—	0.2
Non-remarketing net gains (1)	4.8	1.4	—	—	6.2
	$39.1	$1.4	$—	$—	$40.5
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2026
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$791.7	$200.7	$18.3	$16.4	$1,027.1
Non-dedicated engine revenue	—	—	42.7	—	42.7
Other revenue	80.0	10.1	—	3.9	94.0
Total Revenues	871.7	210.8	61.0	20.3	1,163.8
Expenses
Maintenance expense	252.4	38.3	—	1.8	292.5
Depreciation expense	250.7	55.7	21.2	8.1	335.7
Operating lease expense	14.8	—	—	—	14.8
Other operating expense	28.9	10.2	6.1	1.4	46.6
Total Expenses	546.8	104.2	27.3	11.3	689.6
Other Income (Expense)
Net gain on asset dispositions	117.5	3.1	—	0.1	120.7
Interest expense, net	(217.7)	(48.9)	(26.0)	(1.4)	(294.0)
Other (expense) income	(2.3)	2.4	16.8	2.0	18.9
Share of affiliates' pre-tax earnings	—	—	77.2	—	77.2
Segment Profit	$222.4	$63.2	$101.7	$9.7	$397.0
Less:
Selling, general and administrative expense					140.5
Income taxes (includes $19.2 related to affiliates' earnings)					66.4
Net Income					190.1
Less: Net Income Attributable to Non-Controlling Interest					1.2
Net Income Attributable to GATX					$188.9

Selected Data:
Investment volume	$4,611.3	$93.0	$0.2	$16.0	$4,720.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$102.3	$0.8	$—	$0.1	$103.2
Residual sharing income	0.2	—	—	—	0.2
Non-remarketing net gains (1)	16.7	2.3	—	—	19.0
Asset impairments	(1.7)	—	—	—	(1.7)
	$117.5	$3.1	$—	$0.1	$120.7
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$522.8	$173.2	$16.2	$16.2	$728.4
Non-dedicated engine revenue	—	—	42.0	—	42.0
Other revenue	66.2	11.1	—	4.4	81.7
Total Revenues	589.0	184.3	58.2	20.6	852.1
Expenses
Maintenance expense	168.0	37.4	—	2.6	208.0
Depreciation expense	142.1	41.8	18.9	7.7	210.5
Operating lease expense	14.7	—	—	—	14.7
Other operating expense	15.3	9.5	5.7	2.0	32.5
Total Expenses	340.1	88.7	24.6	12.3	465.7
Other Income (Expense)
Net gain on asset dispositions	71.2	2.7	—	—	73.9
Interest (expense) income, net	(129.1)	(39.1)	(23.8)	0.9	(191.1)
Other (expense) income	(5.5)	(1.3)	0.1	2.9	(3.8)
Share of affiliates' pre-tax (losses) earnings	(0.1)	—	56.0	—	55.9
Segment Profit	$185.4	$57.9	$65.9	$12.1	$321.3
Less:
Selling, general and administrative expense					114.8
Income taxes (includes $14.8 related to affiliates' earnings)					52.4
Net Income					154.1
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$154.1

Selected Data:
Investment volume	$359.9	$143.8	$—	$11.6	$515.3

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$64.6	$0.6	$—	$—	$65.2
Residual sharing income	0.3	—	—	—	0.3
Non-remarketing net gains (1)	9.9	2.1	—	—	12.0
Asset impairments	(3.6)	—	—	—	(3.6)
	$71.2	$2.7	$—	$—	$73.9
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Total Assets, Excluding Cash, by Segment
Rail North America	$12,068.4	$12,242.6	$7,969.0	$7,865.3	$7,886.8
Rail International	2,729.1	2,738.0	2,825.1	2,522.9	2,514.9
Engine Leasing	1,763.3	1,805.3	1,786.9	1,805.9	1,626.5
Other	412.9	417.3	433.6	415.3	416.8
Total Assets, excluding cash	$16,973.7	$17,203.2	$13,014.6	$12,609.4	$12,445.0
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(747.1)	$(740.9)	$(743.0)	$(696.1)	$(754.6)
Borrowings under bank credit facilities	44.0	49.7	82.2	117.3	106.1
Recourse debt	12,289.3	12,427.3	12,451.7	8,751.3	8,741.3
Operating lease obligations	143.8	150.9	154.3	160.7	168.4
Total debt and lease obligations, net of unrestricted cash	$11,730.0	$11,887.0	$11,945.2	$8,333.2	$8,261.2
Total recourse debt (1)	$11,730.0	$11,887.0	$11,945.2	$8,333.2	$8,261.2
Total equity	$3,589.9	$3,656.2	$3,635.1	$2,718.9	$2,669.7
Recourse Leverage (2)	3.3	3.3	3.3	3.1	3.1
 _________
(1) Includes recourse debt, borrowings under bank credit facilities, and operating lease obligations, net of unrestricted cash.
(2) Calculated as total recourse debt / total equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$17,720.9	$17,944.2	$17,999.5	$13,305.8	$13,200.2
Less: cash	(747.2)	(741.0)	(4,984.9)	(696.4)	(755.2)
Total Assets, excluding cash	$16,973.7	$17,203.2	$13,014.6	$12,609.4	$12,445.0

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	16.8%	22.3%	21.9%	22.8%	24.2%
Average renewal term (months)	54	56	58	60	60
Renewal Success Rate (2)	82.6%	79.1%	91.4%	87.1%	84.2%
Fleet Rollforward (3)
Beginning balance	196,233	100,593	101,288	102,317	103,310
Railcars added	690	98,535	920	366	595
Railcars scrapped	(878)	(1,355)	(898)	(478)	(614)
Railcars sold	(3,407)	(1,540)	(717)	(917)	(974)
Ending balance	192,638	196,233	100,593	101,288	102,317
Utilization	98.0%	98.1%	99.0%	98.9%	99.2%
Average active railcars	190,587	193,195	99,999	100,896	102,073
Boxcar Fleet Rollforward
Beginning balance	9,888	7,032	7,478	7,621	7,990
Railcars added	—	3,411	1	172	27
Railcars scrapped	(251)	(266)	(365)	(285)	(396)
Railcars sold	(501)	(289)	(82)	(30)	—
Ending balance	9,136	9,888	7,032	7,478	7,621
Utilization	97.1%	97.6%	97.1%	96.9%	98.7%
Average active railcars	9,152	9,895	7,206	7,391	7,773
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	76.1%	75.5%	75.7%	76.1%	77.8%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	3.2%	4.2%	1.5%	2.1%	2.4%
Year-over-year Change in U.S. Carloadings (chemical) (5)	2.9%	3.8%	0.8%	1.5%	1.6%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	7.4%	7.3%	(1.6)%	(1.2)%	(0.9)%
Production Backlog at Railcar Manufacturers (6)	23,427	23,128	23,431	25,687	29,871
_________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12-month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2) The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3) Excludes boxcar fleet.
(4) As reported and revised by the Federal Reserve.
(5) As reported by the Association of American Railroads (AAR).
(6) As reported by the Railway Supply Institute (RSI).

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Rail Europe Statistics
Fleet Rollforward
Beginning balance	36,651	36,484	30,572	30,492	30,223
Railcars added	229	355	6,145	328	579
Railcars scrapped or sold	(162)	(188)	(233)	(248)	(310)
Ending balance	36,718	36,651	36,484	30,572	30,492
Utilization	95.3%	94.7%	94.7%	93.7%	93.3%
Average active railcars	34,868	34,588	32,671	28,592	28,572

Rail India Statistics
Fleet Rollforward
Beginning balance	12,508	12,165	11,712	11,112	10,895
Railcars added	343	343	453	600	217
Ending balance	12,851	12,508	12,165	11,712	11,112
Utilization	100.0%	100.0%	100.0%	100.0%	99.6%
Average active railcars	12,692	12,275	11,905	11,363	10,945